UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2017 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Indiana	47-4850538
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 27, 2017 hhgregg, Inc. (“the Company”) was notified by the New York Stock Exchange (the “NYSE”) that the Company’s average global market capitalization over a consecutive 30 trading-day period fell below $15,000,000 pursuant to Section 802.01B of the NYSE’s Listed Company Manual and the NYSE has determined to commence proceedings to delist its common stock. Trading in the Company’s common stock was suspended immediately after the market closed on February 27, 2017.

The Company has a right to review this determination by a Committee of the Board of Directors of the Exchange. The NYSE will apply to the Securities and Exchange Commission (the “SEC”) to delist the common stock upon completion of all applicable procedures, including any appeal by the Company of the NYSE Regulation staff’s decision. The Company does not intend to appeal the determination and, therefore, it is expected the Company’s common stock will be delisted. Effective February 28, 2017, the common stock of the Company commenced trading on the OTC Pink marketplace under the symbol HGGG. The Company can provide no assurance that its common stock will continue to trade on this market, whether broker-dealers will continue to provide public quotes of the Company’s common stock on this market, whether the trading volume of the Company’s common stock will be sufficient to provide for an efficient trading market or whether quotes for the Company’s common stock may be blocked by OTC Markets Group in the future.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: February 28, 2017	By:	/s/ Kevin J. Kovacs
Kevin J. Kovacs
SVP, Chief Financial Officer